EXHIBIT 10.11

AMENDED SCHEDULE TO EXHIBIT 10.10

The persons listed on the table below have, as of the date indicated, each entered into an agreement with the Company that is substantially identical to the Form of Indemnification Agreement previously filed and referenced in Exhibit 10.10, except (i) with respect to the position held, the gender and the name and address of the indemnitee and (ii) Section 7.5 thereof is only included in agreements entered into with directors.

INDEMNITEE	POSITION	EFFECTIVE DATE

Joe R. Davis	Chief Executive Officer and Director	June 30, 2004
Larry J. Alexander	Director	June 30, 2004
Brady F. Carruth	Director	June 30, 2004
Gary L. Forbes	Director	June 30, 2004
James H. Limmer	Director	June 30, 2004
Hugh N. West	Director	June 30, 2004
G. Christopher Colville	Executive Vice President, Chief Financial and Accounting Officer And Secretary	June 30, 2004